Asset Backed Securities Portfolio Analysis
Credit Suisse First Boston
ABSC 2005-HE4
5,360 records
Balance: 966,594,700
All records

POOL SUMMARY DATA
Agency Conforming	81.23%
Non Conforming	18.77%
Prefunding (if any)	NO
No of Loans	5360
Average Loan Size	180,406.50
WAC	7.24
WA LTV	79.92%
% First Lien	97.41%
% Owner Occ	95.08%
% Purchase	32.81%
% Cash out	58.47%
% Full Doc	51.17%
% Reduced/Limited Doc	4.82%
% Stated Income	44.01%
% No docs	0.00%
WA FICO	617
Min FICO	500
Max FICO	816
Mortgage Indices
IO Loans	17.48%
LOAN SIZE
Loans < 100k	10.09%
Loans < 75k	4.70%
Loans > 350k	22.56%
Loans > 500k	4.38%
Loans > 750k	0.00%
Income Strats
Average DTI	40.40%
DTI 40-45%	22.45%
DTI 45-50%	31.39%
DTI 50-55%	5.43%
DTI > 55%	0.27%
GEOGRAPHIC
California	37.99%
North California	12.44%
South California	25.54%
Florida	8.91%
Illinois	2.86%
Michigan	1.90%
Texas	3.41%
Colorado	1.55%
New York	6.45%
New Jersey	4.18%
Virginia	1.46%
Washington	2.24%
Mass	2.36%
Property Type
Single Prop	75.82%
PUD	11.51%
2-4 Family	7.49%
Condo	5.17%
Modular	0.01%
FICO
Fico < 600	39.22%
Fico < 580	28.83%
Fico < 560	19.83%
Below 520	4.91%
521 - 540	6.92%
541 - 560	8.23%
561 - 580	9.10%
581 - 600	10.52%
601- 620	12.64%
621 - 640	12.23%
641 - 660	11.74%
661 - 680	9.14%
681 - 700	5.89%
701-720	3.35%
721 - 740	2.17%
Above 740	2.97%
LTV
<=50	2.88%
50.01-55	1.77%
55.01-60	2.28%
60.01-65	4.05%
65.01-70	5.99%
70.01-75	7.74%
75.01-80	33.50%
80.01-85	13.95%
85.01-90	18.89%
90.01-95	5.66%
95.01-100	3.28%
> 100%	0.00%
> 80%	41.80%
> 90%	8.95%
WA Seasoning	2
% > 3 Mo Seasoning	5.47%

Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
www.csfb.com
4/15/2005 12:23

Disclaimer:

This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.